Exhibit 99.1

Beam Global Announces Second Quarter 2025 Operating Results

SAN DIEGO, CA – August 14, 2025 – Beam Global, (Nasdaq: BEEM), (the “Company”), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation, energy security and smart city infrastructure, today announced its second quarter results for the period ended June 30, 2025.

Financial Highlights

•	12% Revenue increase from Q1 2025 to Q2 2025
•	60% of Revenues from Non-Government Commercial Entities YTD June 30, 2025
•	37% of revenues from International operations YTD June 30, 2025
•	Positive GAAP Gross Margin 20% for Q2 2025, a 4-percentage point increase over Q2 2024
•	Adjusted non-GAAP Gross Margin, net of non-cash costs 30% for Q2 2025, a 12-percentage point increase over Q2 2024
•	Operating costs reduced by $1.2 million in Q2 2025 compared to Q2 2024
•	Backlog of $7M
•	Debt free and $100 million line of credit available and unused

Recent Operational Highlights

•	Formed Beam Middle East LLC, a 50/50 joint venture with Platinum Group UAE, to sell and manufacture Beam’s patented products across the Middle East and Africa, headquartered in Masdar City, Abu Dhabi
•	Shipped Beam Global products to Arizona, California, Colorado, District of Columbia, Massachusetts, Michigan, New Mexico, Texas, Washington, Alberta, Ohio, Quebec, Illinois, Alabama and internationally to Serbia, Romania, Croatia, Montenegro and Bosnia
•	Expanded into Romania with First EV ARC™ Sales through our Romanian reselling agent, Seltis Glass Design SRL
•	Received Sustainability Award for Innovation in Infrastructure at the 2025 Romanian Mayors Congress in Bucharest, Romania
•	Distribution agreement with Luminoux Flux in Zagreb, marking Beam’s strategic entry into the Croatian market
•	Distribution agreement with AMPS Energy AG, marking Beam’s strategic entry into the DACH region (Germany, Austria, and Switzerland)
•	530 kW Solar installation at Beam Europe to power its production operations, boosting energy efficiency, lowering costs, and reducing reliance on external sources
•	Opened a new office in Belgrade, Serbia, featuring EV ARC™ and BeamBike™ installations on campus
•	ESS business gained three major new customers, including a Fortune 500 automotive company
•	Further ESS expansion with defense customers, securing contracts totaling $2.5 million in sales, scheduled to be recognized as revenue by the end of 2025

“The second quarter of 2025 was a quarter in which Beam Global successfully executed on another very significant expansion of our global market presence through the creation of Beam Middle East. It was also a quarter in which we returned to revenue growth and generated the best GAAP Gross Margin in our history. We are creating a global platform from which to sell and manufacture our highly relevant and increasingly important portfolio of products while remaining laser focused on financial discipline,” said Desmond Wheatley, CEO of Beam Global. “We shipped EV ARCs and other Beam products to 13 states in the US and to multiple countries in Europe. We grew our energy storage systems business with both commercial and military customers. We added several new contracted reselling relationships in Europe. And we made our European operations far more efficient through continuing to add lean manufacturing processes and through the installation of solar generation on our factory buildings to support our operations in a green and sustainable manner while saving a great deal of money on utility bills. We did all of this while remaining debt free, reducing our operating costs, maintaining sufficient cash and operating capital, and improving almost every other aspect of our operations.”

Revenues

For the quarter ended June 30, 2025, Beam Global’s revenues were $7.1 million, increasing 12% over the first quarter. For the six months ending June 30, 2025, 60% of revenues were derived from commercial customers compared to 24% in the same period in 2024. International customers comprised 37% of revenues as of the six months ending June 30, 2025, compared to 15% for the same period ended 2024.

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Gross Profit

Gross profit for the quarter ended June 30, 2025 was $1.4 million, or 20% gross margin. This reflects an improvement of 4 percentage points compared to same period in 2024. The gross profit includes a non-cash negative impact of $0.7 million for depreciation and amortization. Without this non-cash expense, gross profit for 2025 would be $2.1 million, a 30% gross margin. We have continued to recognize synergies and positive gross margin contributions from our acquisitions. We expect the Company’s revenue to grow in the future and our fixed overhead absorption to continue to improve resulting in improved gross margins.

Operating Expenses

Total operating expenses were $5.9 million for the three months ended June 30, 2025 compared to $7.1 million for the same period in 2024, a reduction of $1.2 million, or 17%.

Net Loss

Net loss was $4.3 million for the three months ended June 30, 2025, compared to $4.9 million for the same period in 2024. The second quarter 2025 net loss excluding non-cash items was $1.4 million compared to $1.8 million for the same period in 2024, a reduction of $0.4 million or 20%.

Cash

On June 30, 2025, we had cash of $3.4 million, compared to $2.5 million at March 31, 2025.

We have historically met our cash needs through a combination of debt and equity financing and more recently through increasing gross profit contributions. Our cash requirements are generally for operating activities and acquisitions.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP financial measures, in this press release. We use Non-GAAP in conjunction with GAAP measures as part of our overall assessment of our performance to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Non-GAAP is also helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP has limitations as an analytical tool. Therefore, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP measurements alongside other financial performance measures, including attributable to other GAAP measures. In evaluating Non-GAAP measures you should be aware that in the future, we may incur expenses that are the same as, or similar to, some of the adjustments reflected in this press release. Our presentation of Non-GAAP should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculations of Non-GAAP measures. Non-GAAP is not presented in accordance with GAAP and the use of these terms vary from others in our industry.

Conference Call August 14, 2025 at 4:30 p.m. ET

Management will host a conference call on Thursday August 14, 2025 at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Participants can register for the conference through the following link: https://dpregister.com/sreg/10202123/ffb9911de3

Please note that registered participants will receive their call-in number upon registration.

Those without internet access or unable to pre-register may call in by calling:

PARTICIPANT CALL IN (TOLL FREE): 1-844-739-3880

PARTICIPANT INTERNATIONAL CALL IN: 1-412-317-5716

Please ask to join the Beam Global call.

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About Beam Global

Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage, energy security and Smart Cities Infrastructure. With operations in the U.S., Europe and the Middle East, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, enable Smart City services, save time and money, and protect the environment. Beam Global is headquartered in San Diego, CA with facilities in Broadview, IL, Belgrade and Kraljevo, Serbia and Abu Dhabi, UAE. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit, BeamForAll.com, LinkedIn, YouTube, Instagram and X.

Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global’s actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

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Investor Relations
Luke Higgins
+1 858-261-7646
IR@BeamForAll.com

Media Contact

Lisa Potok
+1 858-327-9123
Press@BeamForAll.com

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Beam Global

Condensed Consolidated Balance Sheets

 (In thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets
Cash	$3,414	$4,572
Accounts receivable, net of allowance for credit losses of $511 and $259	6,082	8,027
Prepaid expenses and other current assets	1,669	2,243
Inventory, net	11,280	12,284
Total current assets	22,445	27,126

Property and equipment, net	14,829	13,704
Operating lease right of use assets	1,771	1,893
Goodwill	–	10,580
Intangible assets, net	7,577	8,037
Deposits	122	119
Total assets	$46,744	$61,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,444	$8,959
Accrued expenses	2,910	2,462
Sales tax payable	501	195
Deferred revenue, current	846	847
Note payable, current	65	63
Contingent consideration, current	166	93
Operating lease liabilities, current	744	696
Total current liabilities	12,676	13,315

Deferred revenue, noncurrent	830	800
Note payable, noncurrent	165	199
Contingent consideration, noncurrent	50	216
Other liabilities, noncurrent	3,480	3,380
Deferred tax liabilities, noncurrent	1,815	1,290
Operating lease liabilities, noncurrent	836	971
Total liabilities	19,852	20,171

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 authorized, none outstanding as of June 30, 2025 and December 31, 2024.	–	–
Common stock, $0.001 par value, 350,000,000 shares authorized, 16,858,931 and 14,835,630 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	16	15
Additional paid-in-capital	151,382	147,072
Accumulated deficit	(124,444)	(104,643)
Accumulated Other Comprehensive Income (AOCI)	(62)	(1,156)

Total stockholders' equity	26,892	41,288

Total liabilities and stockholders' equity	$46,744	$61,459

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Beam Global

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, In thousands except per share data)

	Three Months Ended		Six Months Ending
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$7,075	$14,812	$13,399	$29,373

Cost of revenues	5,641	12,456	11,464	25,538

Gross profit	1,434	2,356	1,935	3,835

Operating expenses	5,901	7,147	11,166	11,674

Impairment of goodwill	–	–	10,780	–

Loss from operations	(4,467)	(4,791)	(20,011)	(7,839)

Other income (expense)
Interest income	14	38	37	109
Other income (expense)	182	(149)	186	(205)
Interest expense	(7)	(14)	(13)	(18)
Other income	189	(125)	210	(114)

Net Loss	$(4,278)	$(4,916)	$(19,801)	$(7,953)

Net foreign currency translation benefit (expense)	633	(95)	1,094	(424)
Total Comprehensive Loss	$(3,645)	$(5,011)	$(18,706)	$(8,377)

Net Loss per share - basic/diluted	$(0.28)	$(0.34)	$(1.30)	$(0.55)

Weighted average shares outstanding - basic/diluted	15,499	14,533	15,272	14,486

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Beam Global

Reconciliation of Net Loss to Non-GAAP Net Loss

(Unaudited, In thousands)

	Three Months Ended		Six Months Ending
	June 30,		June 30,
	2025	2024	2025	2024

GAAP Total Revenue	$7,075	$14,812	$13,399	$29,373

GAAP Total COGS	5,641	12,455	11,464	25,538
Adjusted to exclude the following:
Depreciation and Amortization	656	307	1,457	549
Non-GAAP Total COGS	$4,985	$12,148	$10,007	$24,989

Non-GAAP Gross Profit	$2,090	$2,664	$3,392	$4,384
Non-GAAP Gross Margin %	30%	18%	25%	15%

GAAP Total Operating Expenses	$5,901	$7,147	$21,946	$11,674

Adjusted to exclude the following:
Depreciation and Amortization	150	139	306	279
Non-cash Compensation	1,581	671	2,026	1,176
Allowance for Credit Losses	385	266	883	378
Warrant Amortization	80	81	161	161
Impairment of Goodwill	–	1,679	10,780	1,532
Non-GAAP Total Adjustments	$2,196	$2,836	$14,156	$3,526

Non-GAAP Total Operating Expenses	$3,705	$4,311	$7,790	$8,148

GAAP Other Expenses	$189	$(125)	$210	$(114)

GAAP Net Loss	$(4,278)	$(4,915)	$(19,801)	$(7,953)
Non-GAAP Total Adjustments	2,852	3,143	15,613	4,075
Non-GAAP Net Loss	$(1,426)	$(1,772)	$(4,188)	$(3,878)

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